REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees
Northern Lights Fund Trust and
Shareholders of
Gaming & Casino Mutual Fund


We have audited the accompanying statement of assets and liabilities, including the schedule of investments of The Gaming & Casino Fund, a series of The Northern Lights Fund Trust (the Trust), as of January 31, 2007, and the related statement of operations, the statement of changes in net assets and the financial highlights for the period March 31, 2006
(commencement of operations) to January 31, 2007.   These
financial statements and financial highlights are the
responsibility of the Trusts management.   Our responsibility
is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial
reporting.  Accordingly, we express no such opinion.   An audit
also includes examining, on a test basis, evidence supporting the
amounts and disclosures in the financial statements.   Our
procedures included confirmation of securities owned as of January
31, 2007, by correspondence with the custodian and brokers.   An
audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly in all material respects, the financial position of The Gaming & Casino Fund as of January 31, 2007, the results of its operations, the changes in its net assets and the financial highlights for the period March 31, 2006 to January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.



TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 23, 2007